UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Enzo Biochem, Inc.
(Name of Registrant as Specified In Its Charter)
ROUMELL ASSET MANAGEMENT, LLC MATTHEW M. LOAR JAMES C. ROUMELL EDWARD TERINO
(Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Roumell Asset Management, LLC, together with the other participants named herein (collectively, “RAM”), filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) of Enzo Biochem, Inc., a New York corporation (the “Company”), and for the approval of two business proposals to be presented at the Annual Meeting.

On December 31, 2020, RAM filed Amendment No. 11 to a Schedule 13D relating to the Company, a copy of which is filed herewith as Exhibit 1.

Exhibit 1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934

(Amendment No. 11)

Enzo Biochem, Inc.
(Name of Issuer)

Common Stock
(Title of Class of Securities)

294100102
(CUSIP Number)

James C. Roumell

Roumell Asset Management, LLC

2 Wisconsin Circle, Suite 640

Chevy Chase, MD 20815

(301) 656-8500

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

December 31, 2020
(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

*	The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Instructions).

CUSIP No.: 294100102

1	Name of Reporting Person Roumell Asset Management, LLC I.R.S. IDENTIFICATION NO. OF ABOVE PERSON (ENTITIES ONLY) 52-2145132
2	Check the Appropriate Box if a Member of a Group ☐ (a) ☐ (b)
3	SEC Use Only
4	Source of Funds OO
5	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization Maryland
Number of Shares Beneficially Owned by Each Reporting Person with	7	Sole Voting Power 2,702,559 (1)
	8	Shared Voting Power 66,920 (2)
	9	Sole Dispositive Power 2,702,559 (1)
	10	Shared Dispositive Power 66,920 (2)
11	Aggregate Amount Beneficially Owned by Each Reporting Person 2,769,479
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 5.8%
14	Type of Reporting Person IA

(1)	These shares are deemed to be owned beneficially by RAM solely as a result of its discretionary power over such shares as investment adviser to the Roumell Opportunistic Value Fund (the “Fund”).

(2)	These shares are deemed to be owned beneficially by RAM solely as a result of its discretionary power over such shares as investment adviser to its clients.

CUSIP No.: 294100102

1	Name of Reporting Person James C. Roumell I.R.S. IDENTIFICATION NO. OF ABOVE PERSON (ENTITIES ONLY)
2	Check the Appropriate Box if a Member of a Group ☐ (a) ☐ (b)
3	SEC Use Only
4	Source of Funds PF
5	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization United States
Number of Shares Beneficially Owned by Each Reporting Person with	7	Sole Voting Power 2,702,559 (1)
	8	Shared Voting Power 66,920 (2)
	9	Sole Dispositive Power 2,702,559 (1)
	10	Shared Dispositive Power 66,920 (2)
11	Aggregate Amount Beneficially Owned by Each Reporting Person 2,769,479
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 5.8%
14	Type of Reporting Person IN

(1)	Includes 2,702,559 shares of Common Stock held by the Fund. Mr. Roumell is President of RAM and holds a controlling percentage of its outstanding voting securities and, as a result of his position with and ownership of securities of RAM, Mr. Roumell could be deemed the beneficial owner of the shares beneficially owned by the Fund.

(2)	These shares are deemed to be owned beneficially by RAM solely as a result of its discretionary power over such shares as investment adviser to its clients. Mr. Roumell is President of RAM and holds a controlling percentage of its outstanding voting securities and, as a result of his position with and ownership of securities of RAM, Mr. Roumell could be deemed the beneficial owner of the shares beneficially owned by RAM.

CUSIP No.: 294100102

1	Name of Reporting Person Matthew M. Loar I.R.S. IDENTIFICATION NO. OF ABOVE PERSON (ENTITIES ONLY)
2	Check the Appropriate Box if a Member of a Group ☐ (a) ☐ (b)
3	SEC Use Only
4	Source of Funds
5	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization USA
Number of Shares Beneficially Owned by Each Reporting Person with	7	Sole Voting Power 0
	8	Shared Voting Power 0
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 0
11	Aggregate Amount Beneficially Owned by Each Reporting Person 0
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 0%
14	Type of Reporting Person IN

CUSIP No.: 294100102

1	Name of Reporting Person Edward Terino I.R.S. IDENTIFICATION NO. OF ABOVE PERSON (ENTITIES ONLY)
2	Check the Appropriate Box if a Member of a Group ☐ (a) ☐ (b)
3	SEC Use Only
4	Source of Funds
5	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization USA
Number of Shares Beneficially Owned by Each Reporting Person with	7	Sole Voting Power 0
	8	Shared Voting Power 0
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 0
11	Aggregate Amount Beneficially Owned by Each Reporting Person 0
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 0%
14	Type of Reporting Person IN

CUSIP No.: 294100102

The following constitutes Amendment No. 11 to the Schedule 13D filed by the undersigned (“Amendment No. 11”). This Amendment No. 11 amends, supplements and to the extent inconsistent with, supersedes the Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2020, as amended by Amendment No. 1 filed with the SEC on December 4, 2020, Amendment No. 2 filed with the SEC on December 7, 2020, Amendment No. 3 filed with the SEC on December 8, 2020, Amendment No. 4 filed with the SEC on December 14, 2020, Amendment No. 5 filed with the SEC on December 18, 2020, Amendment No. 6 filed with the SEC on December 21, 2020, Amendment No. 7 filed with the SEC on December 22, 2020, Amendment No. 8 filed with the SEC on December 23, 2020, Amendment No. 9 filed with the SEC on December 29, 2020 and Amendment No. 10 filed with the SEC on December 30, 2020 (as amended, the “Schedule 13D”).

ITEM 4.	PURPOSE OF TRANSACTION:

Item 4 is hereby amended and supplemented as follows:

On December 31, 2020, RAM issued a press release (the “Press Release”) acknowledging that each of Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”), the world’s leading proxy advisory firms, have recommended against the re-election of Dr. Rabbani at the Annual Meeting. RAM also announced that one of the Issuer’s five largest shareholders, Evermore Global Advisors, LLC, has expressed its support for RAM’s campaign to remove Dr. Rabbani from the Board. RAM also noted that the Issuer’s largest shareholder, Harbert Fund Advisors Inc., has already publicly acknowledged its well-founded frustration with the Issuer, the Board and management. The Press Release also included that RAM continues to solicit proxies for the election of the Matthew M. Loar and Edward Terino at the Annual Meeting and warned the Issuer’s shareholders to remain on high-alert for any last-minute entrenchment efforts by the Board. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A brief description of Mr. Loar’s and Mr. Terino’s work biographies are below:

Matthew M. Loar

Matthew M. Loar is an independent financial consultant to public and private companies in the health care industry, and has been performing services in this capacity since July 2019. He previously served as the Chief Financial Officer of Mateon Therapeutics, Inc., a public biopharmaceutical company, from July 2015 until his resignation in June 2019. Earlier in his career, Mr. Loar served as Chief Financial Officer of KineMed, Inc., a privately held biotechnology company, from January 2014 to July 2015. Mr. Loar has also previously served as acting Chief Executive Officer and Chief Financial Officer of Neurobiological Technologies, Inc. (“NTI”), a publicly traded pharmaceutical company, from 2010 through 2019 and as Chief Financial Officer of Virolab, Inc., a biotechnology company, from 2011 to 2012. Previously, he was Chief Financial Officer of NTI from 2008 to 2009. Earlier in his career, Mr. Loar was Chief Financial Officer of Osteologix, Inc., a publicly traded pharmaceutical company, from 2006 to 2008, and of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company, from 1995 to 2006. Prior to moving into the biopharmaceutical industry in 1995, he served as Manager, Corporate Accounting at the North American Corporate Headquarters of CBR Cement Corporation from 1991 to 1995, and as an Audit Manager from Coopers & Lybrand from 1986 to 1991. Mr. Loar has served on the board of NTI from 2010 to 2019. Mr. Loar also has previously served on the board of Transcept Pharmaceuticals, Inc. from 2013 to 2014 and Silicon Valley Chapter of Financial Executives International (“SVFEI”) from 1999 to 2004. He also served as Treasurer of SVFEI from 2001 to 2003. Mr. Loar received a B.A. in Legal Studies from the University of California, Berkeley and is a Certified Public Accountant (inactive) in California.  We believe Mr. Loar’s extensive background in the biotechnology and pharmaceutical industries and specific knowledge of financial, accounting and legal issues within the industries qualify him to serve on the Board.

Edward Terino

Edward Terino currently serves as the President of GET Advisory Services, a New Hampshire-based consulting business providing strategy planning and financial management consulting services focused on the Media, Technology, Education and Maritime Transportation industries that he started in 2009. From April 2016 to February 2019, he served as the Chief Executive Officer of SeaChange International Inc. (“SeaChange”), a global leader in video technology solutions to content owners, telecommunications providers and cable operators. He also served as Chief Operational Officer of SeaChange from June 2015 to April 2016. Mr. Terino was previously the Chief Executive Officer and President of Arlington Tankers Ltd. from July 2005 until its merger with General Maritime in December 2008. He previously served as Senior Vice President and Chief Financial Officer of Art Technology Group, Inc. from September 2001 to June 2005; Senior Vice President, Chief Financial Officer and Treasurer of Applix, Inc. from April 1999 to September 2001; and Chief Financial Officer, Treasurer and Secretary of Celerity Solutions, Inc. from 1996 to 1999. Mr. Terino served in various positions at Houghton Mifflin, including Vice President of Finance, Planning and Operations, from 1985 to 1996. He began his career in 1976 at Deloitte & Touche and spent nine years in their consulting services organization, where, among other roles, Mr. Terino served as lead consultant on a number of engagements within the healthcare industry, including the evaluation of internal controls for several healthcare organizations and of information systems for several hospitals, all in the greater Boston area. Mr. Terino currently serves on the board of Zagg Inc., a global mobile lifestyle company. Mr. Terino previously served on the boards of SeaChange from July 2010 to February 2019; Baltic Trading Limited from March 2010 until its merger with Genco Shipping and Trading Ltd. in July 2015; Extreme Networks from October 2012 to November 2013; S1 Corporation from April 2007 until its sale to ACI Worldwide, Inc. in February 2012; and Phoenix Technologies Ltd. from November 2009 until its sale to Marlin Equity Partners in November 2010. Mr. Terino has served as Chairman of the Audit Committee and a member of the Compensation Committee on most of these boards. Mr. Terino earned a M.B.A. from Suffolk University–Sawyer School of Management and a B.S. in Management from Northeastern University. We believe Mr. Terino’s executive management and strategy-planning experience and background in consulting in the technology and healthcare industries qualify him to serve on the Board.

ITEM 7.	MATERIALS TO BE FILED AS EXHIBITS:

99.1	Press Release, dated December 31, 2020.

CUSIP No.: 294100102

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

December 31, 2020	James C. Roumell

	By:	/s/ James C. Roumell, by Craig L. Lukin, attorney-in-fact,
pursuant to a Power of Attorney previously filed
	Name:	James C. Roumell

December 31, 2020	Roumell Asset Management, LLC

	By:	/s/ James C. Roumell, by Craig L. Lukin, attorney-in-fact,
pursuant to a Power of Attorney previously filed
	Name:	James C. Roumell
	Title:	President

December 31, 2020	Matthew M. Loar

	By:	/s/ Matthew M. Loar
	Name:	Matthew M. Loar

December 31, 2020	Edward Terino

	By:	/s/ Edward Terino
	Name:	Edward Terino

Exhibit 99.1

Leading Proxy Advisory Firms, Institutional Shareholder Services and Glass Lewis, Recommend That Shareholders Vote AGAINST Elazar Rabbani at Enzo’s Upcoming Annual Meeting

Evermore – One of Enzo’s Largest Shareholders – Expresses Support for Roumell’s Campaign for Immediate Board Change

Roumell Will Continue to Solicit Support to Elect Matt Loar and Ed Terino to the Board

VOTE ON ROUMELL’S GREEN PROXY CARD BY PHONE OR INTERNET TODAY!!!

CHEVY CHASE, MD. Dec 31, 2020 /PRNewswire/ -- Roumell Asset Management, LLC (“Roumell”), which owns 5.78% of the outstanding shares of common stock of Enzo Biochem, Inc. (NYSE: ENZ) (“Enzo” or “the Company”), today acknowledged that each of Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”), the world’s leading proxy advisory firms, have recognized the need for change to the status quo in Enzo’s boardroom by recommending against the re-election of Enzo Chairman and co-founder, Elazar Rabbani, Ph.D., to the board of directors (the “Board”) at the upcoming annual meeting of shareholders to be held on January 4, 2021 (the “Annual Meeting”).

ISS and Glass Lewis Agree that Shareholders Should Vote Against Dr. Rabbani’s Re-Election

Roumell is pleased that ISS and Glass Lewis agree that shareholders should not vote to re-elect Dr. Rabbani to the Board. Shareholders should carefully review the voting recommendation reports by ISS and Glass Lewis. Among many criticisms of the Company made by the proxy advisors, Roumell particularly agrees with ISS’ contention that one reason shareholders should vote against Dr. Rabbani’s re-election is the “[C]ompany’s lack of responsiveness to last year’s low say-on-pay votes” and lack of “disclosure around shareholder feedback on pay programs … and the specific actions taken to address those concerns.” Roumell also highlights the following important statements by Glass Lewis in its voting recommendation report:1

Glass Lewis:

“[…] the hallmarks of the [B]oard’s regressive methodologies remain, in our view, disconcertingly evident, from a muddled representation of refreshment to plainly questionable management of compensation programs to seemingly inflexible reverie for Elazar Rabbani, a chairman and CEO who still cannot be bothered to participate in calls with the Company's owners and investment community […]” (emphasis added).

“We would again emphasize our general view that [Roumell] has otherwise presented sufficient cause to suggest shareholders would benefit from the replacement of certain incumbent candidates, including Dr. Rabbani, in lieu of maintaining a status quo which continues to lean on, in our view, regressive governance protocols to deflect investor feedback fueled, in no small part, by Enzo’s dismal returns profile” (emphases added).

Evermore Global Advisors, LLC (“Evermore”) Supports Roumell’s Campaign for Immediate Change2

During the past few weeks, Roumell has been privileged to engage with many of Enzo’s shareholders.  Among them was Evermore, one of the Company’s largest shareholders, which has expressed support for Roumell’s campaign. Roumell also notes that the Company’s largest shareholder, Harbert Fund Advisors Inc., has already publicly acknowledged its well-founded frustration with the Company, the Board and management.3 Roumell believes that the positions of two of the Company’s five largest shareholders speak volumes.

1 Permission to quote from the ISS and Glass Lewis reports was neither sought nor obtained.

2 References to Evermore, and its support of Roumell’s campaign are used with permission.

3 Harbert called for the removal of Dr. Rabbani at the 2019 annual meeting of shareholders, and on December 30, 2020, sent a letter to the Board’s newly appointed directors, urging the resignation of Dr. Rabbani as director and CEO. The letter is available at https://www.sec.gov/Archives/edgar/data/316253/000090266420004371/p20-2230exhibit99.htm

Roumell will continue its campaign for the election of its highly-qualified independent candidates, Matthew M. Loar and Edward Terino, to the Board at the Annual Meeting. Each is a seasoned public-company executive with significant public board experience, who will, if elected, help to right the ship for all Enzo shareholders.

Roumell intends to take all actions necessary to compel the Board to honor Matt’s and Ed’s nominations, as well as all proxies Roumell receives from shareholders on the GREEN proxy card. Shareholders should be on high-alert for any last-minute entrenchment efforts by the Board to thwart the ground-swelling support for change and removal of Dr. Rabbani.

Roumell urges shareholders to bring positive change to Enzo

by voting on the GREEN proxy card.

Shareholders may only vote for Roumell’s candidates by phone or internet, and will not be permitted to vote for Roumell’s candidates virtually during the Annual Meeting. All votes must be cast by 11:59 PM ET on Sunday, January 3, 2021. Should you have any questions or need assistance with voting, please contact Saratoga Proxy Consulting LLC at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com.

Contacts

Saratoga Proxy Consulting LLC
John Ferguson / Joe Mills, 212-257-1311
jferguson@saratogaproxy.com / jmills@saratogaproxy.com

Important Additional Information

Roumell Asset Management, LLC, Matthew M. Loar, James C. Roumell and Edward Terino (collectively, the “Participants”), have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GREEN proxy card to be used in connection with the solicitation of proxies from the shareholders of the Company. The Participants strongly advise all shareholders of the Company to read the definitive proxy statement, accompanying GREEN proxy card and other proxy materials filed by Roumell Asset Management, LLC, as they contain important information. Such proxy materials are available at no charge on the SEC's website at http://www.sec.gov. In addition, the participants in this proxy solicitation will provide copies of the proxy statement without charge upon request. Requests for hard copies should be directed to the Participants’ proxy solicitor, Saratoga Proxy Consulting LLC at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com.

As of the date hereof, Roumell Asset Management, LLC beneficially owns 2,769,479 shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company. Mr. Roumell, as the President of Roumell Asset Management, LLC, may be deemed the beneficial owner of the 2,769,479 shares of Common Stock beneficially owned by Roumell Asset Management, LLC. As of the date hereof, neither of Messrs. Loar or Terino own any shares of Common Stock.

The views expressed herein represent the opinions of the Participants and are based on publicly available information with respect to the Company.